EXHIBIT 99.1

ePlus Appoints Mike Portegello to Board of Directors

HERNDON, VA – January 6, 2026 – ePlus inc. (NASDAQ NGS: PLUS – news) today announced that Mike Portegello, a global business executive and financial expert with over 37 years of experience in accounting, finance, and capital markets transactions has joined its Board of Directors. Mr. Portegello has also been appointed as a member of ePlus’ Audit Committee and Compensation Committee.

Mr. Portegello previously led global audit engagements for a wide range of public and private U.S. and multinational companies, as a Global Client Service Partner at Ernst & Young (E&Y). Mr. Portegello’s expertise spans from emerging, IPO-bound, high growth start-ups to global, publicly traded multi-billion-dollar organizations across a variety of sectors, including SaaS, Software, HealthTech, Retail, e-Commerce and Biotech/Life Science.  Since his retirement from Ernst & Young, Mr. Portegello has served as an investor and advisor to emerging technology companies, including those focused on generative artificial intelligence and health technology.

“Mike carries a wide range of experience across many sectors that will be invaluable to our business as we continue to evolve,” said Mark Marron, CEO and president of ePlus. “His accounting, finance and capital markets experience, including leading several of E&Y’s regional growth market businesses with strategy and operations, will assist ePlus with its continued long-term value creation.  We welcome him to the team and look forward to his contributions.”

“I’m grateful for the opportunity to join the ePlus Board of Directors and look forward to being part of a team focused on guiding this forward-thinking company on the next leg of its journey,” said Mr. Portegello. “ePlus has done a tremendous job in consistently executing its strategy in a volatile and fluctuating market. I’m excited to lend my expertise to help it continue on that trajectory.”

Mr. Portegello is a Certified Public Accountant and a graduate of the Stern School of Business, NYU, with a Master of Business Administration in Management. He carries a Bachelor of Science in Accounting from St. John’s University. He recently completed Columbia Business School Executive Education’s Venture Capital  Private Equity and Corporate Governance Programs.

About ePlus inc.

ePlus is a customer-first, services-led, and results-driven industry leader offering transformative technology solutions and services to provide the best customer outcomes. Offering a full portfolio of solutions, including artificial intelligence, security, cloud and data center, networking and collaboration, as well as managed, consultative and professional services, ePlus works closely with organizations across many industries to successfully navigate business challenges. With a long list of industry-leading partners and more than 2,130 employees, our expertise has been honed over more than three decades, giving us specialized yet broad levels of experience and knowledge. ePlus is headquartered in Virginia, with locations in the United States, United Kingdom, Europe, and Asia‐Pacific. For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on LinkedIn, Facebook, and Instagram.

ePlus®, Where Technology Means More®, and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries. The names of other companies, products, and services mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

This press release contains information about ePlus’ future expectations, plans and prospects that are not historical facts and may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties. Certain risks and uncertainties that may affect such “forward-looking statements” are detailed in our reports filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”.  All information set forth in this press release is current as of the date of this release and ePlus expressly disclaims any duty or obligation to update this information, except as may be required by law.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150